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                                RESTATED BY-LAWS


                                       OF


                        TRAVELERS PROPERTY CASUALTY CORP.

            (FORMERLY NAMED TRAVELERS/AETNA PROPERTY CASUALTY CORP.)


                            EFFECTIVE APRIL 23, 1997
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                                RESTATED BY-LAWS
                                       OF
                        TRAVELERS PROPERTY CASUALTY CORP.
            (FORMERLY NAMED TRAVELERS/AETNA PROPERTY CASUALTY CORP.)
                       (HEREINAFTER CALLED THE "COMPANY")

                                    ARTICLE I
                                    LOCATION

         SECTION 1. The location of the registered office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. The Company shall, in addition to the registered office in the State of Delaware, establish and maintain an office within or without the State of Delaware or offices in such other places as the Board of Directors may from time to time find necessary or desirable.


                                   ARTICLE II
                                 CORPORATE SEAL


         SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company and the year of its creation (1996) and the words "Corporate Seal, Delaware."


                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS


         SECTION 1. The annual meeting of the stockholders, or any special meeting thereof, shall be held at such place as may be designated by the Board of Directors or by the Executive Committee, or by the officer or group of Directors calling any special meeting.

         SECTION 2. Stockholders entitled to vote may vote at all meetings either in person or by proxy in writing. All proxies shall be filed with the Secretary of the meeting before being voted upon.

         SECTION 3. A majority in amount of the aggregate voting power of the stock issued, outstanding and entitled to vote represented by the holders in person or by proxy shall be requisite at all meetings to constitute a quorum for the election of Directors or for the transaction


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of other business except as otherwise provided by law, by the Certificate of
Incorporation of the Company or by these By-laws. If at any annual or special meeting of the stockholders, a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, not exceeding sixty days in all, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 4. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors or the Executive Committee may determine by resolution. Except as otherwise set forth in the Certificate of Incorporation of the Company, holders of the Class A common stock and the Class B common stock shall vote together without regard to class, and every holder of the outstanding shares of the Class A common stock shall be entitled to cast one vote for each share of Class A common stock held by such stockholder and every holder of the outstanding shares of the Class B common stock shall be entitled to cast ten votes for each share of Class B common stock held by such stockholder. All annual meetings shall be general meetings.

         SECTION 5. The business to be transacted at the annual meeting shall include the election of Directors, consideration and action upon the reports of officers and Directors, the acts, contracts, transactions and proceedings of the officers, Directors, Executive Committee, and all other Committees of the Board and any other matters within the power of the Company which may be brought before the meeting.

         SECTION 6. Notice of the annual meeting shall be mailed by the Secretary to each stockholder entitled to vote, at his or her last known post office address, at least ten days but not more than sixty days prior to the meeting.

         SECTION 7. Special meetings of the stockholders may be called by the Chairman of the Board, the Vice Chairman, the Chairman of the Executive Committee, the President or the Secretary. A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or of the Executive Committee, or by the vote of the Board of Directors or of the Executive Committee.

         SECTION 8. Notice of each special meeting, indicating briefly the object or objects thereof, shall be mailed by the Secretary to each stockholder entitled to vote at his or her last known post office address, at least ten days but not more than sixty days prior to the meeting.

         SECTION 9. If the entire Board of Directors becomes vacant, any stockholder may call a special meeting in the same manner that the Chairman of the Board may call such meeting, and Directors for the unexpired term may be elected at said special meeting in the manner provided for their election at annual meetings.



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                                    ARTICLE IV
                                    DIRECTORS


         SECTION 1. The affairs, property and business of the Company shall be managed and controlled by a Board of Directors, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The election and term of directors shall be as provided in the Certificate of Incorporation of the Company, as amended, from time to time.

         SECTION 2. Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation of the Company, as amended from time to time.

         SECTION 3. Stockholder proposals and stockholder nominations for the election of directors at an annual meeting must, in order to be voted upon, be made in writing and delivered to the Secretary of the Company at least 50 days prior to the date of the meeting at which such nominations are proposed to be voted upon or if less than 50 days' notice of a meeting of stockholders is given, stockholder proposals and nominations must be delivered to the Secretary of the Company no later than the close of business on the seventh day following the day notice was mailed. Stockholder proposals and nominations for the election of directors at a special meeting must be in writing and received by the Secretary of the Company no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice of stockholder nominations must set forth certain information with respect to each nominee who is not an incumbent director.


                                    ARTICLE V
                             POWERS OF THE DIRECTORS


         SECTION 1. The Board of Directors shall have the management of the business of the Company, and, in addition to the powers and authorities by these By-laws expressly conferred upon them, may exercise all such powers and do all such acts and things, as may be exercised or done by the Company, but subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation of the Company and of these By-laws.

         SECTION 2. The Directors and members of the Executive Committee and other committees appointed by the Board of Directors or by the Executive Committee as such shall not


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receive any stated salary for their services except where authorized by the
Board of Directors, but, by resolution of the Board, a fixed sum and reasonable expenses may be allowed for attendance at each regular or special meeting, provided nothing herein contained shall be construed to preclude a Director or member of a committee from serving in any other capacity and receiving compensation therefor, but if he or she shall serve as an officer or employee of the Company or of any subsidiary company, receiving a salary, he or she shall be paid the actual expenses for attending meetings, but no other sums, except by the express order of the Board of Directors.

         SECTION 3. The Company shall indemnify, to the fullest extent permissible under the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer or employee of the Company, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer, employee or agent at the request of the Company, or by reason of such person being or having been an administrator or a member of any board or committee of this Company or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.

         The Company may advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer, employee or agent upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

         The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

         SECTION 4. Each Director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Company or of any of its subsidiaries, or upon reports made to the Company or any of its subsidiaries by any officer of the Company or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.


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                                   ARTICLE VI
                            MEETINGS OF THE DIRECTORS


         SECTION 1. The Board of Directors shall meet as soon as convenient after the annual meeting of stockholders at such place as may be designated by the Board of Directors or the Executive Committee, for the purpose of organization and the transaction of any other business which may properly come before the meeting.

         SECTION 2. Regular meetings of the Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board.

         SECTION 3. One-third of the total number of Directors shall constitute a quorum except when the Board of Directors consists of one Director, then one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 4. Special meetings of the Board may be called by the Board, the Executive Committee, the Chairman of the Board, on one day's notice, or other reasonable notice, to each Director, either personally, by mail or by wire, and may be held at such time as the Board of Directors, the Executive Committee or the officer calling said meeting may determine. Special meetings may be called in like manner on the request in writing of three Directors. If the Board of Directors or the Executive Committee so determine, such special meetings may be held at some place other than at the office of the Company in the City of Hartford.

         SECTION 5. In the absence of both the Secretary and an Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

         SECTION 6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action be signed by all of the members of the Board of Directors or committee as the case may be, and such written consent be filed with the minutes of the proceedings of the Board of Directors or such committee.

         SECTION 7. Unless otherwise provided by the Certificate of Incorporation of the Company or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.



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                                   ARTICLE VII
                               STANDING COMMITTEES


         SECTION 1. The Board of Directors may designate from their number standing committees and may invest them with all their own powers, except as otherwise provided in the General Corporation Law of the State of Delaware, subject to such conditions as they may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause such minutes to be recorded in books kept for that purpose in the office of the Company, and shall report the same to the Board of Directors at their regular meeting.


                                  ARTICLE VIII
                               EXECUTIVE COMMITTEE

         SECTION 1. The Board of Directors may designate an Executive Committee of not more than ten nor fewer than two persons from among their own number. One-third of the members of the Executive Committee shall constitute a quorum except when the Executive Committee consists of two, then one member shall constitute a quorum. Any vacancy on the Executive Committee shall be filled by the Board of Directors.

         SECTION 2. The Executive Committee shall exercise all powers of the Board of Directors between the meetings of said Board except as otherwise provided in the General Corporation Law of the State of Delaware. No action of the Executive Committee shall become operative unless it has the affirmative vote of at least a majority of the members of the Executive Committee present and voting.

         SECTION 3. Regular meetings of the Executive Committee shall be held without notice at such time and place as may be determined from time to time by resolution of the Executive Committee. Special meetings of the Executive Committee may be called at any time upon one day's notice, or other reasonable notice, either personally, by mail or by wire, by the Chairman of the Board, the Chairman of the Executive Committee, or by any two members of the Executive Committee.

         SECTION 4. In the absence of both the Secretary and an Assistant Secretary, the Executive Committee shall appoint a secretary who shall keep regular minutes of the actions of the said Committee and report the same to the Board of Directors, which thereupon shall take action thereon.

         SECTION 5. The Board of Directors may designate from the members of the Executive Committee a Chairman of the Executive Committee. If the Board of Directors should


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not make such designation, the Executive Committee may designate a Chairman of the Executive Committee.


                                   ARTICLE IX
                             OFFICERS OF THE COMPANY


         SECTION 1. The officers of the Company shall consist of a Chairman of the Board of Directors, a President, a Vice Chairman, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by the Board of Directors or by the Executive Committee.


                                    ARTICLE X
                              OFFICERS - HOW CHOSEN


         SECTION 1. At the first meeting after the annual meeting of stockholders, the Directors shall elect annually from among their own number a Chairman of the Board and a President. They shall also elect a Vice Chairman, the several Vice Presidents, a Controller, a Secretary and a Treasurer, to hold office for one year or until others are elected and qualify in their stead or until their earlier resignation or removal.

         SECTION 2. The Directors or the Executive Committee shall also elect or appoint such other officers and assistant officers as from time to time they may determine, and who shall hold office during the pleasure of the Board or of the Executive Committee.


                                   ARTICLE XI
                              CHAIRMAN OF THE BOARD


         SECTION 1. The Chairman of the Board shall be the Chief Executive Officer of the Company, and shall have general supervision and direction over the business and policies of the Company, and over all the other officers of the Company and shall see that their duties are properly performed. He or she shall have all the powers conferred upon the President by these By-laws, except such as by the laws of the State of Delaware can be exercised only by the President or a Vice President.

         SECTION 2. The Chairman of the Board shall be ex-officio a member of all standing committees, shall have the general powers and duties of the direction, supervision and


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management usually vested in the Chief Executive Officer of a corporation, and shall preside at all meetings of the Board of Directors. He or she shall see that all orders and resolutions of the Board of Directors and Executive Committee are carried into effect.

         SECTION 3. The Chairman of the Board shall submit reports of the current operations of the Company to the Board of Directors and Executive Committee at their regular meetings, and annual reports to the stockholders.


                                   ARTICLE XII
                                  VICE CHAIRMAN

         SECTION 1. The Vice Chairman shall have general supervision and direction over the business and policies of the Company, and over all the other officers (other than the Chairman of the Board) of the Company and shall see that their duties are properly performed. He or she shall have all the powers conferred upon the President by these By-laws, except such as by the laws of the State of Delaware can be exercised only by the President or a Vice President and the powers conferred upon him or her from time to time by the Board of Directors.

         SECTION 2. The Vice Chairman shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board, unless the Board of Directors appoints another director or officer of the Company to so preside.

         SECTION 3. The Vice Chairman shall be ex-officio a member of all standing committees, and, in the absence of the Chairman of the Board, shall have the general powers and duties of the Chairman of the Board and of the supervision, direction and management usually vested in the office of a chief executive officer of a corporation.



                                  ARTICLE XIII
                                    PRESIDENT


         SECTION 1. The President shall be the Chief Operating Officer of the Company, and, if the President shall not also be the Chairman of the Board, shall be subordinate to the Chairman of the Board and the Vice Chairman, shall have general supervision and direction over the business and policies of the Company, and over all the other officers of the Company, and shall see that their duties are properly performed.

         SECTION 2. The President shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and the Vice Chairman, unless the Board of Directors appoints another director or officer of the Company to so preside.



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         SECTION 3. The President shall be ex-officio a member of all standing committees, and, in the absence of the Chairman of the Board and the Vice Chairman, shall have the general powers and duties of the Chairman of the Board and the Vice Chairman and of the supervision, direction and management usually vested in the office of a president or chief executive officer of a corporation.


                                   ARTICLE XIV
                                 VICE PRESIDENTS


         SECTION 1. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or Executive Committee, or, subject to Section 2 of Article XVIII, by the Chairman of the Board, or the President. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which designation may reflect seniority, duties, or responsibilities of such Vice President. In the absence of the President, any Vice President designated by the Chairman of the Board may perform the duties and exercise the powers of the President.



                                   ARTICLE XV
                                   CONTROLLER


         SECTION 1. The Controller shall have charge of and supervise all accounting matters, the preparation of all accounting reports and statistics of the Company and its subsidiaries, and shall perform the duties usually incident to the office of the Controller. He or she shall submit such reports and records to the Board of Directors or the Executive Committee as may be requested by them, or by the Chairman of the Board, by the Vice Chairman or by the President.


                                   ARTICLE XVI
                                    SECRETARY


         SECTION 1. The Secretary shall attend all sessions of the Board of Directors and of the Executive Committee, and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Standing Committees when required.



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         SECTION 2. The Secretary shall see that proper notice is given of all meetings of the stockholders of the Company, of the Board of Directors and of the Executive Committee. In his absence, or in case of his failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform his duties and such other duties as may be prescribed by the Board of Directors.

         SECTION 3. The Secretary shall keep account of certificates of stock or other receipts and securities representing an interest in or to the capital of the Company, transferred and registered in such form and manner and under such regulations as the Board of Directors may prescribe.

         SECTION 4. The Secretary shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for, and the seal of the Company. He or she shall affix the seal to any instrument requiring the same and the seal, when so affixed, shall be attested by the signature of the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer.


                                  ARTICLE XVII
                                    TREASURER


         SECTION 1. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money in the name of, for the account of or to the credit of the Company in such depositories as may be designated by the Board of Directors or by the Executive Committee, and shall keep all securities and other valuable effects in a safe place designated by the Board of Directors or the Executive Committee.

         SECTION 2. The Treasurer shall perform such other duties as the Board of Directors or the Executive Committee may from time to time prescribe or require.


                                  ARTICLE XVIII
                               DUTIES OF OFFICERS


         SECTION 1. In addition to the duties specifically enumerated in these By-laws, all officers and assistant officers of the Company shall perform such other duties as may be assigned to them from time to time by the Board of Directors, the Executive Committee, or by their superior officers.


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         SECTION 2. The Board of Directors or Executive Committee may change the powers or duties of any officer or assistant officer, or delegate the same to any other officer, assistant officer or person.

         SECTION 3. Every officer and assistant officer of the Company shall from time to time report to the Board of Directors, the Executive Committee or to his superior officers all matters within his knowledge which the interests of the Company may require to be brought to their notice.


                                   ARTICLE XIX
           CERTIFICATES OF STOCK, SECURITIES, NOTES, RECORD DATE, ETC.


         SECTION 1. Certificates of stock, or other receipts and securities representing an interest in or to the capital of the Company, shall bear the signature of the Chairman of the Board, the Vice Chairman, the President or any Vice President and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

         SECTION 2. Nothing in this Article XIX shall be construed to limit the right of the Company, by resolution of its Board of Directors or Executive Committee, to authorize, under such conditions as such Board or Committee may determine, the facsimile signature by any properly authorized officer of any instrument or document that said Board of Directors or Executive Committee may determine.

         SECTION 3. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of this Company, whether because of death, resignation or otherwise, before the same shall have been issued by this Company, such certificates of stock, notes and securities may nevertheless be adopted by this Company and be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of this Company, and such adoption of said certificates of stock, notes and securities shall be evidenced by a resolution of the Board of Directors or Executive Committee to that effect.

         SECTION 4. All transfers of the stock of the Company shall be made upon the books of the Company by the owners of the shares in person or by their legal representatives.

         SECTION 5. Certificates of stock shall be surrendered and canceled at the time of transfer.


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         SECTION 6. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

         SECTION 7. In the case of a loss or the destruction of a certificate of stock, another may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors or by the Executive Committee.

         SECTION 8. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less then ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE XX
                CHECKS, LOANS, COMMERCIAL PAPER, CONTRACTS, ETC.


         SECTION 1. Any two of the following officers who are authorized by the Board of Directors or Executive Committee, to wit, the Chairman of the Board, the Vice Chairman, the President, the Vice Presidents, the Secretary or the Treasurer, not being the same person, or any of them together with an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.

         SECTION 2. The Chairman of the Board, the Vice Chairman, the President, any Vice President, the Secretary, the Treasurer or any other person, when such officer or other person is authorized by the Board of Directors or Executive Committee, shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company;
(b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies; and (d) to execute contracts.



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         SECTION 3. The Board of Directors or the Executive Committee may either in the absence of any of said officers or persons, or for any other reason, appoint some other officer or some other person to exercise the powers and discharge the duties of such officer or person under this Article, and the officer or person so appointed shall have all the power and authority hereby conferred upon the officer for whom he or she may be appointed so to act.

         SECTION 4. Commercial paper, in the form of short term promissory notes, of the Company issued by arrangement with a bank duly authorized by the Board of Directors or Executive Committee of this Company shall be issued under the manual signature of one of the officers of the Company and manually co-signed on behalf of the Company by an employee of the bank approved by the Company; provided however, that the Board of Directors or Executive Committee may, by resolution, provide, with such protective measures as they may prescribe, that, in lieu of the manual signature of an officer of this Company on any such commercial paper of the company issued by an authorized bank as aforesaid, the facsimile signature of an officer of this Company may be used thereon, and said facsimile signature, when placed thereon, shall have the same effect as though said commercial paper had been manually signed by an officer of this Company.


                                   ARTICLE XXI
                                   FISCAL YEAR


         SECTION 1. The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.


                                  ARTICLE XXII
                                     NOTICE


         SECTION 2. Whenever under the provisions of the laws of the State of Delaware or these By-laws notice is required to be given to any Director, member of the Executive Committee, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by wire or in writing by depositing the same in the post office or letter box in a post paid, sealed wrapper, addressed to such Director, member of the Executive Committee, officer or stockholder at his or her address as the same appears in the books of the Company; and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.



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                                  ARTICLE XXIII
                                WAIVER OF NOTICE


         SECTION 1. Any stockholder, Director or member of the Executive Committee may waive in writing any notice required to be given under these By-laws.


                                  ARTICLE XXIV
                              AMENDMENT OF BY-LAWS


         SECTION 1. Except as otherwise provided in the Certificate of Incorporation of the Company, the Board of Directors, at any meeting, may alter or amend these By-laws, and any alteration or amendments so made may be repealed by the Board of Directors or by the stockholders at any meeting duly called.



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